Exhibit 99

                                                                                                                  Company Contact:
                                                                                                                 CHARLES E. TRIANO
                                                                                                                  Vice President-Investor Relations
                                                                                                                 Forest Laboratories, Inc.
                                                                                                                 909 Third Avenue
                                                                                                                 New York, NY 10022
                                                                                                                 (212) 224-6714
                                                                                                                 charles.triano@frx.com

Forest Laboratories Announces Nesli Basgoz, M.D. Named to Board of Directors

NEW YORK, May 18, 2006 -- Forest Laboratories, Inc. (NYSE:FRX) announced today Nesli Basgoz, M.D., has been named to the Board of Directors. Dr. Basgoz was elected to serve unanimously by board members at the Company's regularly scheduled board of directors meeting held today in New York.

Howard Solomon, Chairman and CEO of Forest commented: "Dr. Basgoz is a brilliant and dedicated physician and researcher, primarily in the field of infectious disease. She has received significant academic appointments early in her career at the Harvard Medical School and Massachusetts General Hospital.

"Medical science is essentially the basis for all that we do and we expect Dr. Basgoz's insights, experience and extraordinary intelligence to be valuable as we go forward in developing and acquiring new product opportunities."

Dr. Basgoz is currently a Physician in Medicine at Massachusetts General Hospital and Associate Chief for Clinical Affairs in its Division of Infectious Disease. She is also Director, Infectious Disease Outpatient Services and Director, HIV Clinical Services. Dr. Basgoz is also an Associate Professor of Medicine at Harvard Medical School.

Dr. Basgoz holds a M.D. from Northwestern University in Chicago, Illinois and is Board Certified in both Internal Medicine and a subspecialty of Infections Disease.

About Forest Laboratories

Forest Laboratories (www.frx.com) is a US-based pharmaceutical company dedicated to identifying, developing and delivering products that make a positive difference in peoples' lives. Forest Laboratories' growing product line includes Lexapro® (escitalopram oxalate), an SSRI indicated for adults for the initial and maintenance treatment of major depressive disorder and for generalized anxiety disorder; Namenda® (memantine HCl), an N-methyl-D- aspartate (NMDA)-receptor antagonist indicated for the treatment of moderate to severe Alzheimer's disease; Benicar®* (olmesartan medoxomil), an angiotensin receptor blocker, and Benicar* HCT® (olmesartan medoxomil- hydrochlorothiazide), an angiotensin receptor blocker and diuretic combination product, each indicated for the treatment of hypertension; and Campral®* (acamprosate calcium), indicated in combination with psychosocial support for the maintenance of abstinence from alcohol in patients with alcohol dependence who are abstinent at treatment initiation.

*Benicar is a registered trademark of Sankyo Pharma, Inc., and Campral is a registered trademark of Merck Sante s.a.s., subsidiary of Merck KGaA, Darmstadt, Germany.

Except for the historical information contained herein, this release contains "forward-looking statements" within the meaning of the Private Securities Reform Act of 1995. These statements involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, and the risk factors listed from time to time in the Forest Laboratories' SEC reports, including the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2005, and on form 10-Q for the periods ended June 30 ,2005, September 30, 2005 and December 31, 2005.

Source: Forest Laboratories, Inc.